Exhibit 5.1

One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com

May 1, 2012

Rib-X Pharmaceuticals, Inc.

300 George Street, Suite 301

New Haven, Connecticut 06511

Ladies and Gentlemen:

We have acted as legal counsel to Rib-X Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (No. 333-178188) on Form S-1 (the “Registration Statement”), pursuant to which the Company is registering the offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 6,635,500 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including 865,500 shares subject to the underwriters’ over-allotment option (the “Offering”). In addition, the Company’s Board of Directors has authorized the issuance of such additional number of shares of Common Stock as the Company may elect to include in a registration statement filed pursuant to Rule 462(b) under the Securities Act (“Rule 462(b)”) increasing the size of the Offering. All shares of Common Stock registered under any registration statement filed pursuant to Rule 462(b) relating to the same offering are also referred to herein as the “Shares.” The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the several underwriters to be named therein. The form of the Underwriting Agreement has been filed as Exhibit 1.1 to the Registration Statement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and Restated Bylaws, each to become effective at the closing of the Offering, and the form of the Underwriting Agreement; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto. For purposes of this opinion we have assumed the filing with, and acceptance by, the Secretary of State of the State of Delaware of the Restated Certificate of Incorporation, which filing has been approved by the Company’s Board of Directors and stockholders, and which filing the Company will cause to occur at the closing of the Offering.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON | WASHINGTON | NEW YORK | STAMFORD | LOS ANGELES | SAN DIEGO | LONDON | SAN FRANCISCO

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

May 1, 2012

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.